Exhibit 10.8

TNP SRT CONSTITUTION TRAIL, LLC,

TONY THOMPSON,

and

TNP STRATEGIC RETAIL TRUST INC.,

                                          Indemnitors,

to

TL DOF III HOLDING CORPORATION,

                                          Lender.

ENVIRONMENTAL INDEMNITY AGREEMENT

Amount:	$15,543,696.00
Date:	As of October 21, 2011
Premises:	Constitution Trail Shopping Center Normal, Illinois

County:	McLean

~~~~~~~~

HERRICK, FEINSTEIN LLP

2 Park Avenue

New York, New York 10016-9301

Attention: Dennis M. Sughrue, Esq.

(15211/0004)

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) made and delivered as of October 21, 2011, to TL DOF III HOLDING CORPORATION, a Delaware corporation, having an address at c/o Torchlight Investors, 230 Park Avenue, New York, New York 10169 (together with its successors and/or assigns, “Lender”) by TNP SRT CONSTITUTION TRAIL, LLC, a Delaware limited liability company, having an address at c/o Thompson National Properties, LLC, 1900 Main Street, Suite 700, Irvine, CA 92614 (“Borrower”), and TONY THOMPSON, an individual having an address at c/o Thompson National Properties, 1900 Main Street, Irvine, CA 92614 (“Thompson”), and TNP STRATEGIC RETAIL TRUST INC., a Maryland corporation, having an address at c/o Thompson National Properties, 1900 Main Street, Irvine, CA 92614 (“Strategic”). Borrower, Thompson and Strategic are hereinafter referred to collectively as “Indemnitors”.

RECITALS:

WHEREAS, Borrower is the owner of fee title to the land and improvements known as _ Constitution Trail Shopping Center, Normal, Illinois, which land and improvements are more particularly described in the Mortgage (the “Property”).

WHEREAS, Lender is the current holder of a first lien mortgage loan in respect of the Property in the original principal amount of $15,543,696.00 (the “Loan”). The Loan is evidenced by a note in the stated principal amount of the $15,543,696.00 (the “Note”) by Borrower in favor of Lender and secured by, inter alia, that certain Mortgage, Security Agreement and Assignment of Leases and Rents made by Borrower in favor of Lender (the “Mortgage”). The Note, the Mortgage and the other documents executed in connection therewith are referred to herein collectively as the “Loan Documents”.

WHEREAS, Indemnitors desire to execute and deliver this Agreement in favor of Lender as additional security for the Loan; and

WHEREAS, Indemnitors are the owners of a direct or indirect interest in Borrower and will benefit from the Loan evidenced by the Note and secured by the Mortgage.

AGREEMENTS

NOW, THEREFORE, in order to induce Lender to accept the Property as security for the Loan, and in consideration of the matters described in the foregoing Recitals, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Indemnitors jointly and severally agree as follows:

1) Recitals. The Recitals are incorporated herein by this reference.

2) Definitions. For purposes of this Agreement, “Hazardous Materials” means and includes asbestos in any form or any substance containing asbestos, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing polychlorinated biphenyls, any explosives, chemicals known or suspected to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions, infectious wastes, fuel oil, gasoline or any petroleum or petroleum-derived products, by-products or waste or any flammable explosives, radioactive materials, hazardous materials, caustic or radioactive substance, hazardous wastes, toxic substances, or any product or related materials and any items defined as hazardous, special or toxic materials, substances or waste in or under and controlled pursuant to any Hazardous Material Law, or any material which shall be removed from the Property pursuant to any administrative order or enforcement proceeding or in order to place the Property in a condition that is suitable for ordinary use, or any materials which, even if not so regulated, may cause or could pose a hazard to the health or safety of the occupants or owners of the Property. “Hazardous Material Laws” collectively means and includes any present and future local, state, federal or international law or treaty relating to public health, safety or the environment including without limitation, the Resource Conservation and Recovery Act, as amended (“RCRA”), 42 U.S.C. §6901 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. §9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. §1801 et seq., the Clean Water Act, 33 U.S.C. §1251 et seq., the Clean Air Act, as amended 42 U.S.C. §7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Safe Drinking Water Act, 42 U.S.C. §300f et seq., the Uranium Mill Tailings Radiation Control Act, 42 U.S.C. § 7901 et seq., the Occupational Safety and Health Act, 29 U.S.C.§ 655 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq., the National Environmental Policy Act, 42 U.S.C. § 4321 et seq., the Noise Control Act, 42 U.S.C. § 4901 et seq., and the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq., and the amendments, regulations, orders, decrees, permits, licenses or deed restrictions now or hereafter promulgated thereunder.

3) Indemnification. Indemnitors hereby jointly and severally agree, at their sole cost and expense, to unconditionally indemnify, defend, and hold Lender, its directors, officers, employees, agents or representatives harmless against any loss, liability, damage (whether direct or consequential), expenses, claims, penalties, fines, injunctions, suits, proceedings, disbursements or expenses (including, without limitation, reasonable attorneys’ and experts’ fees and disbursements and court costs) (collectively, the “Liabilities”) arising with respect to or in connection with the Property under any Hazardous Material Law, or any other Liabilities which may be incurred by or asserted against Lender directly or indirectly resulting from the presence or alleged presence of Hazardous Material on, about, under, in or around the Property or deriving from the Property.

Indemnitors shall assume the burden and expense of defending all suits, administrative proceedings and disputes of any description with all persons, entities, political subdivisions or government agencies arising out of the matters to be indemnified under this Agreement. Indemnitors shall pay, promptly upon entry, any nonappealable order, judgment or other final resolution of any claim or dispute arising out of the matters to be indemnified under this Agreement and shall pay promptly when due any fines, penalties or agreed settlements arising out of the matters to be indemnified under this Agreement. In the event that such payment is not made, Lender, at its sole discretion, may proceed to file suit against Indemnitors to compel such payment.

Promptly following completion of any actions imposed upon Indemnitors under any Hazardous Material Law, Indemnitors, at their expense, shall obtain and deliver to Lender, an environmental report in form and substance acceptable to Lender from an environmental consultant acceptable to Lender, stating that all required action has been taken, and that upon completion of such action, the Property is, to the knowledge of such professional, then in compliance with the applicable Hazardous Material Laws.

4) Notices from Indemnitors. Indemnitors shall, promptly after obtaining knowledge thereof, advise Lender in writing of (a) any governmental or regulatory actions instituted or threatened in writing under any Hazardous Material Law affecting the Property or any indemnification hereunder including, without limitation, any notice of inspection, abatement or noncompliance, (b) all claims made or threatened in writing by any third party against Borrower, any Indemnitors or the Property relating to any Hazardous Material or a violation of a Hazardous Material Law, and (c) Indemnitors’ discovery of any occurrence or condition on the Property or any real property adjoining or in the vicinity of the Property which could reasonably be expected to subject Borrower or the Property to a claim under any Hazardous Material Law or to any restrictions on ownership, occupancy, transferability or use of the Property under any Hazardous Material Law, unless set forth in any written environmental report furnished to Lender by or on behalf of Indemnitors in connection with the Loan. Indemnitors shall deliver to Lender any documentation or records regarding the above as Lender may reasonably request and which are susceptible of being obtained by Indemnitors without undue cost or expense and without the necessity for initiating legal proceedings to obtain the same.

5) Payment of Lender’s Expenses. In any pending or threatened litigation, contest, dispute, suit or proceeding (whether instituted by Lender, Indemnitors, or any other party, including, without limitation, any governmental agency charged with enforcement of any Hazardous Material Law) in any way relating to this Agreement and the indemnification described herein, or to enforce the indemnification hereunder or, if the Lender has a reasonable basis to believe that a violation of the Hazardous Material Laws exists in regard to the Property, Lender shall have the right to retain counsel and environmental sciences consultants of its own choice for advice or other representation without affecting or otherwise impairing the indemnification hereunder and all Liabilities arising from such services shall be payable by Indemnitors within thirty (30) days of demand.

6) Obligations Absolute and Waivers.

(a) The obligations of Indemnitors hereunder shall remain in full force and shall not be impaired by: (i) any express or implied modification, renewal, extension or acceleration of or to the Note, the Mortgage, any other loan documents executed by Borrower or any other party in connection with the Loan and all environmental indemnity agreements executed by Borrower or any other party including without limitation this Agreement (collectively the “Documents”); (ii) any exercise or non-exercise by Lender of any right or privilege under any of the Documents; (iii) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Indemnitors or Borrower, or any affiliate of Borrower or any guarantor, or any action taken with respect to this Agreement by any trustee or receiver or by any court in any such proceeding, whether or not Indemnitors shall have had notice or knowledge of any of the foregoing; (iv) any release, waiver or discharge of the Borrower or any endorser or guarantor from liability under any of the Documents or any Indemnitor’s grant to Lender of a security interest, lien or encumbrance in any of the Indemnitor’s property; (v) any subordination, compromise, settlement, release (by operation of law or otherwise), discharge, compound, collection, or liquidation of any of the Documents or any collateral described in any of the Documents or otherwise, or any substitution with respect thereto except as specifically required by this Agreement; (vi) any assignment or other transfer of any of the Documents, in whole or in part; (vii) any acceptance of partial performance of any of the obligations of Borrower under the Documents; (viii) any consent to the transfer of any collateral described in the Documents or otherwise; (ix) the satisfaction of all or a portion of Borrower’s obligations under the Documents and/or the discharge of any mortgage or security agreement; or (x) any bid or purchase at any sale of the collateral described in the Documents or otherwise.

(b) Indemnitors unconditionally waive the following defenses to enforcement of this Agreement: (i) all presentments, demands, demands for performance, notices of nonperformance, protests, notices of protest, dishonor, nonpayment, partial payment, default and protest, notices of acceptance of this Agreement and all other notices and formalities to which the Indemnitors may be entitled (except for notices which are specifically required by this Agreement); (ii) any right to require Lender to proceed against Borrower, any Indemnitor or any guarantor or to proceed against or exhaust any collateral described in the Documents; (iii) any defense arising by reason of any invalidity or unenforceability of any of the Documents or any disability of Borrower or any guarantor; (iv) any defense arising by reason of the manner in which Lender has exercised its remedies under the Documents; (v) any defense based upon an election of remedies by Lender; (vi) any duty of Lender to advise Indemnitors of any information known to Lender regarding the financial condition of Borrower and all other circumstances affecting Borrower’s ability to perform its obligations to Lender, it being agreed that Indemnitors assume the responsibility for being and keeping informed regarding such condition or any such circumstances; (vii) any right of subrogation and any rights to enforce any remedy which Lender now has or may hereafter have against Borrower and any benefit of, and any right to participate in, any security now or hereafter held by Lender; and (viii) to the extent permitted by law, any right to assert against Lender any legal or equitable defense, counterclaim, set off, crossclaim or right of contribution which any Indemnitor may now or at any time or times hereafter have against any other Indemnitor. Notwithstanding the foregoing, the Indemnitors have not waived the defense that the amount claimed has, in fact, been paid in whole or in part.

7) No Waiver. Indemnitors’ obligations hereunder shall in no way be impaired, reduced or released by reason of Lender’s omission or delay to exercise any right described herein or in connection with any notice (except for notices required of Lender pursuant to this Agreement), demand, warning or claim regarding violations of any Hazardous Material Laws governing the Property.

8) Recourse. Each Indemnitor’s liability hereunder shall not be subject to, limited by or affected in any way by any “non-recourse” provisions contained in the Note, the Mortgage or any other documents executed and delivered in connection with the Loan. Indemnitors agree that the indemnification contained herein is separate, independent of and in addition to Borrower’s undertakings under the Note and to any obligations under any other guaranty or indemnity.

Indemnitors agree that a separate action may be brought to enforce the provisions of this Agreement which shall in no way be deemed to be an action on the Note, whether or not Lender would be entitled to a deficiency judgment following a foreclosure or sale under the Mortgage or the Pledge Agreement.

9) Successors and Assigns. This Agreement and the indemnification contained in this Agreement shall be continuing, irrevocable and binding on each of the Indemnitors and their respective successors and assigns, and this Agreement shall be binding upon and shall inure to the benefit of Lender and Lender’s successors and assigns. The death or dissolution of any one or more of the Indemnitors shall not affect this Agreement or any of each Indemnitor’s obligations hereunder. It is agreed by the Indemnitors that their respective liabilities hereunder are not contingent on the signature of any other Indemnitor.

10) Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing and shall be deemed to be received by the addressee on the third day following the day such notice is deposited with the United States Postal Service first class certified mail, return receipt requested, addressed to the address, as set forth below, of the party to whom such notice is to be given, or to such other addressee as either party shall in like manner designate in writing. The addresses of the parties hereto are as follows:

Indemnitors:

Tony Thompson

c/o Thompson National Properties, LLC

1900 Main Street

Irvine, CA 92614

Attention: Christopher Lal, Esq., General Counsel

Facsimile: (949) 252-0212

and:

TNP Strategic Retail Trust Inc.

c/o Thompson National Properties, LLC

1900 Main Street

Irvine, CA 92614

Attention: Christopher Lal, Esq., General Counsel

Facsimile: (949) 252-0212

with a copy to:

Hirschler Fleischer

2100 East Cary Street

Richmond, VA 23223

Attention: Tom Voeckler, Esq.

Facsimile: (804) 644-0957

Lender:

TL DOF III Holding Corporation

c/o Torchlight Investors

230 Park Avenue

New York, NY10169

Attention: Steve Schwartz

Facsimile: (212) 883-2955

With a copy to:

TL DOFF III Holding Corporation

c/o Torchlight Investors

230 Park Avenue

New York, NY10169

Attention: Abbey Kosakowski, Esq.

Facsimile: (212) 883-2888

And a copy to:

Herrick, Feinstein LLP

2 Park Avenue

New York, NY10016

Attention: Dennis M. Sughrue, Esq.

Facsimile: (212) 545-3437

11) Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter contained in this Agreement.

12) Amendment and Waiver. This Agreement may not be amended except by a writing signed by both parties nor shall observance of any term of this Agreement be waived except with the written consent of the Lender.

13) Governing Law. This Agreement is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of Illinois and shall be in all respects governed, construed, applied and enforced in accordance with the laws of the State of Illinois without regard to principles of conflicts of laws. With respect to any claim or cause of action in connection with the execution or performance of, or arising under this Agreement, Indemnitors (i) irrevocably submit to the nonexclusive personal jurisdiction of any State or Federal courts of the State of Illinois and any State or Federal courts of the Southern District of New York of competent jurisdiction, (ii)

irrevocably waive any objection it may have to the laying on of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, (iii) irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, (iv) irrevocably waive the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, (v) IRREVOCABLY WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING WITH RESPECT TO SUCH CLAIM, SUIT, ACTION OR PROCEEDING and (vi) consent to the service of process in any such action or proceeding by the mailing of copies thereof by certified or registered first class mail to the addresses to which notices are to be given pursuant to the provisions of this Agreement, in which case service shall be deemed complete, without the necessity of filing proof of service, five (5) days after such mailing, and the party served will have twenty (20) days after such service is complete to answer or otherwise respond to the summons and complaint or other process so served, or to the service of process by other means provided for by law.

14) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same agreement.

15) Severability. All provisions contained in this Agreement are severable and the invalidity or unenforceability of any provision shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement.

16) Headings. The descriptive headings of the paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned Indemnitors have duly executed this Agreement as of the date first above written.

INDEMNITORS:

TNP SRT CONSTITUTION TRAIL, LLC, a Delaware limited liability company

By:	TNP Strategic Retail Operating Partnership, L.P., a Delaware limited partnership, its Sole Member

	By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its General Partners

		By:	/s/ James Wolford
Name: James Wolford
Title: CFO

/s/ Tony Thompson
TONY THOMPSON, individually

TNP STRATEGIC RETAIL TRUST INC., a Maryland corporation

By:	/s/ James Wolford
Name: James Wolford
Title: CFO

[Constitution Trail - Environmental Indemnity]